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                           EXHIBITS 8.1 AND 23.3
                 Form of Opinion to be filed by amendment

                        Warner Norcross & Judd LLP
                           900 Old Kent Building
                           111 Lyon Street, N.W.
                       Grand Rapids, Michigan 49503

                           _______________, 1997

Old Kent Financial Corporation
One Vandenberg Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503

        Re: Old Kent Capital Trust I

Ladies and Gentlemen:

          Reference is made to the information set forth under the heading "Certain United States Federal Income Tax Consequences" contained in the Prospectus included in your Registration Statement on Form S-4 (File No. 333-_______) relating to Capital Securities and related debentures and guarantees. It is our opinion that the discussion under that heading, to the extent it reflects matters of law or legal conclusions, and subject to the assumptions and conditions described therein, accurately summarizes in all material respects the matters discussed therein.

          Our opinion is based on the case law, the Internal Revenue Code, Treasury Regulations and Internal Revenue Service rulings as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion.

          We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement of which the Prospectus is a part and to the reference to our firm under the headings "Certain United States Federal Income Tax Consequences" and "Legal Opinions" contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                              WARNER NORCROSS & JUDD LLP

                              (NOT SIGNED)
                              Stephen R. Kretschman, a Partner